UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2016

ADAPTIVE MEDIAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54074	26-0685980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

47 Discovery Suite 220

Irvine, CA 92618

(Address of principal executive offices) (zip code)

949-525-4466

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statement or A Related Audit Report or Completed Interim Review.

On or about May 24, 2016, the Board of Directors for the Company concluded, following correspondence with Anton & Chia, LLP, in consultation with management that the Company’s Form 10-Q for fiscal quarter ending March 31, 2016 failed to comply with the review and approval requirement by our auditor. In addition, the Company determined that the certifications included on the Company’s 10-Q for fiscal quarter ending March 31, 2016 could not be relied upon, thus requiring revision. In light of the errors identified above, the Company’s previously filed financial statements and other financial information for the quarter ending March 31, 2016 should no longer be relied upon. The aforementioned errors will be corrected in upcoming amended disclosures under Form 10-Q/A for the fiscal quarters ending March 31, 2016 following review and approval by the auditor.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAPTIVE MEDIAS, INC.

Date: June 8, 2016	By:	/s/ John B. Strong
	Name:	John B. Strong
	Title:	Chairman and Chief Executive Officer